4KIDS PRODUCTIONS, INC.

January 10, 1996

Mr. Norman Grossfeld
7 Westwood Circle
Irvington, New York 10533

Re: Employment With 4Kids Productions

Dear Norman:

Following up on our recent conversations, I would like to set out your new compensation structure effective January 1, 1996 through December 31, 1997 as follows:

1. Annual salary of $200,000 to be paid in 24 equal semi-monthly payments. It is our mutual understanding that you have indicated this salary will be fully allocated and included in show budgets produced by 4Kids Productions.

2. Annual advance against bonus of $50,000 to be paid along with the annual salary payments.

3. Bonus paid at 10% of 4Kids Productions pre-tax profits. It is our mutual understanding that all television and home video produced by 4Kids Entertainment or affiliates will run through 4Kids Productions.

4. You and your eligible dependents will be entitled to receive all medical and health care benefits offered to full time employees.

5. You shall be entitled to reimbursement of all of your ordinary and reasonable business expenses incurred by you.

6. You will also be eligible to participate in the Company's stock option plan. Any such options granted thereunder are at the discretion of the option committee of the board of directors.

7. On the termination of your employment, you agree that any projects you have been working on during the term of this agreement remain the property exclusively of 4Kids Productions and after termination you will not take any actions which would adversely affect 4Kids Productions.

Finally, you shall be entitled to three weeks vacation that should be used during the calendar year since vacation time is not rolled over to the next succeeding year.

We look forward to a long mutually beneficial business relationship. If ever I could be of any assistance to you, please do not hesitate to call.

Sincerely,
4Kids Productions, Inc.                      Accepted /s/ Norman Grossfeld
                                                      ------------------------
By: /s/ Alfred R. Kahn CEO                                Norman Grossfeld
    ---------------------
Alfred R. Kahn CEO

SUBLEASE


     1. PARTIES. This Sublease, dated, for reference purposes only, August 2, 1995, is entered into by and between LEISURE CONCEPTS, INC., a California corporation, (herein called "Sublessor") and THIRD WAVE CORPORATION, a California corporation, (herein called "Sublessee").

     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as 11400 Olympic Boulevard, Suite 650, Los Angeles, California 90064, (herein called the "Premises").

     3. TERM. The term of this Sublease shall be for a period of Three (3) years, Seven (7) months and Twenty-Two (22) days commencing on August 10, 1995, and ending on March 31, 1999 unless sooner terminated pursuant to any provision hereof.

     4. MONTHLY BASE RENT.

     4.1 Payment by Sublessor. Sublessor agrees that the Base Rent due under the Lease is $5,021.53, a portion of which Sublessor shall remain liable to pay. Sublessor agrees to pay to Master Lessor the sum of $1,038.53, plus any operating expense escalations required under the Lease on or before the first day of each and every calendar month during the term hereof. Sublessee agrees to pay $3,983.00 to Master Lessor as last month's rent, to be held on behalf of Sublessee.

     4.2 Payment by Sublessee. Effective September 1, 1995, Sublessee agrees to pay to Master Lessor as Monthly Fixed Rent for the Premises the sum of $3,983.00, on or before the first day of each and every calendar month during the term hereof. Sublessee shall pay the sum of $2,698.16, representing prorata Monthly Fixed Rent due from Sublessee for the period August 10 through August 31, 1995 to Sublessor, which amount has already been prepaid by Sublessor to Master Lessor.

     4.3 No Setoff or Deduction. Sublessor and Sublessee agree that the Base Rent and all other sums payable by Sublessee to Master Lessor under this Sublease shall be paid to Master Lessor, without deduction or offset, prior notice or demand, in lawful money of the United States of America at 11400 Olympic Boulevard, Suite 150, Los Angeles, California 90064, or to such other person or at such other place as Master Lessor may from time to time designate in writing. Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent will not be considered "received" when mailed or on any other date other than the date of actual receipt.

     5. SECURITY DEPOSIT. Concurrent with execution hereof, Sublessee will deposit with Sublessor the sum of $ 3,983.00 to be held in a non-interest bearing account as security for Sublessee's faithful performance of Sublessee's obligations hereunder. Within five (5) days of the execution hereof, Sublessor will deposit with Master Lessor the sum of $ 3,983.00 to be held by Master Lessor as security for Sublessor's and Sublessee's faithful performance of both parties obligations hereunder. Master Lessor acknowledges prior receipt from Sublessor of the sum of $2,546.94 paid towards said security, leaving a balance owing by Sublessor of $ 1,436.06. If or Sublessor Sublessee fail to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Master Lessor and/or Sublessor may use, apply or retain all or any portion of said deposits for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Master Lessor and/or Sublessor for any loss or damage which Master Lessor and/or Sublessor may suffer thereby. If Master Lessor and/or Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after


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


                              SUBLEASE (continued)

written demand therefor deposit cash with Master Lessor and/or Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Master Lessor and/or Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, and after Sublessee has vacated the Premises, said deposit, or so much thereof as has not theretofore been applied by Master Lessor and/or Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Master Lessor's and/or Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof,. No trust relationship is created herein between Master Lessor and/or Sublessor and Sublessee with respect to said Security Deposit.

     6. USE.

     6.1 Use. The Premises shall be used and occupied only for general office use and for no other purpose. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not do or suffer anything to be done upon the Premises which will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake the Premises or the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use

     6.2 Exclusive Use. Tenant's use of the Premises shall not conflict with other exclusive use provisions in current leases (or with exclusive use provisions in future leases, which do not, when made, conflict with Tenant's actual and specifically permitted use of the Premises). Specifically and without limiting the generality of the foregoing, Tenant agrees that in no event shall the Premises be used by Tenant or any assignee, subtenant, or other successor in interest to Tenant, for any of the following uses:

     6.3 Compliance with Law. Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants. Notwithstanding the terms of this Section 6.3, in no event shall Sublessee be required to make any structural alterations or modifications to the Premises. Should Sublessee be required to make such structural alternations or modifications to the Premises to comply with this section 6.3, upon thirty (30) days prior written notice to Sublessor, Sublessee shall have the option, but not the obligation, to terminate this sublease

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

                              SUBLEASE (continued)

     6.4 Condition of Premises. Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

     7. MASTER LEASE.

     7.1 Sublessor is the Tenant of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit A to Sublease, dated June 30, 1991, as amended January 3, 1994, wherein OLYMPIC PURDUE ASSOCIATES, a Califomia limited partnership is the Landlord, whose interest therein has been taken over through purchase of the property in which the Premises are located on or about August 1, 1995 by DOUGLAS, EMMETT REALTY FUND 1995, A California limited partnership as successor-in-interest (hereinafter referred to as the "Master Lessor").

     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease

     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Sublessee herein.

     7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom unless Sublessee exercises its option to cure as stated under
Article 7.9 hereof: Article 11, Parking, which is not included as a portion of this sublease; Section 2.03 (Rent); Section 6.01 (Expenses) to the extent that such expenses are due to Sublessor's default; and Article 8 (Operating Expenses and Additional Expenses).

     7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

     7.6 Sublessee shall hold Master Lessor and/or Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

     7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault or consent of the Sublessor, and to comply with or perfomm Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages,

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

                              SUBLEASE (continued)

claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

     7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

     7.9 Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason, then no later than the expiration of five (5) days after Sublessee has received prior written notice from Master Lessor of Sublessor's default, a) Sublessee shall have the option, but not the obligation, to assume the full obligations of Sublessor hereunder and cure Sublessor's default(s) under the Master Lease, in which case Sublessee shall be substituted in as the Lessee under the Master Lease as if Sublessor has executed a voluntary assignment hereunder, and the Master Lease shall then continue in full force and effect, or b) should Sublessee not choose to cure Sublessor's default(s), this Sublease. at the sole option of Master Lessor, may be terminated at any time thereafter without any liability of Master Lessor to Sublessee.

     7.10. In connection with the within sublease, and to defray Landlord's costs in processing the documents associated therewith, Sublessor shall pay to Landlord upon Landlord's execution of this instrument a processing fee of $450.00.

     8. ASSIGNMENT OF SUBLEASE AND DEFAULT.

     8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.

     8.2 Master Lessor may receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

     8.3 No changes or modifications shall be made to this Sublease without the consent of Master Lessor

     9. CONSENT OF MASTER LESSOR.

     9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that Master Lessor does give such consent then:

     (a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

     (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

     (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

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

                              SUBLEASE (continued)

between Sublessor and Sublessee shall be strictly between them, and Master Lessor need not be concerned therewith

SUBLESSOR:                         SUBLESSEE:
LEISURE CONCEPTS, INC.,            THIRD WAVE CORPORATION,
a California Corporation           a California corporation


By:  /s/                           By:  /s/
     ---------------------------        ---------------------------
     Its:                               Its:

Dated: 8/28/95                     Dated: 8/24/95


Master Lessor hereby consents to the foregoing Sublease. Master Lessor specifically disclaims any knowledge of the negotiations and oral representations made between Sublessor and Sublessee and makes no representations or warranties express or implied as to their validity.

MASTER LESSOR:

DOUGLAS EMMETT REALTY FUND 1995
a California limited partnership

By:  DOUGLAS, EMMETT & COMPANY,
     its agent

By:
     ---------------------------------------
     Kenneth Panzer Executive Vice President

Dated:
      --------------------------------------

(If Sublessor or Sublessee is a corporation, the corporate seal must be affixed and the authorized officers must sign on behalf of the corporation. The Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the Board of Directors shall otherwise provide, in which event the Bylaws or a certified copy of the Resolution, as the case may be, must be furnished.)

This Sublease has been prepared for submission to your attorney who will review the document and assist you in determining whether your legal rights are adequately protected.


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